As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL ENERGY SERVICES REUNITED CORP.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	98-1367302
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

777 Post Oak Blvd., Suite 730
Houston, Texas 77056
(832) 925-3777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sherif Foda
Chief Executive Officer
777 Post Oak Blvd., Suite 730
Houston, Texas 77056
(832) 925-3777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William B. Nelson
Allen Overy Shearman Sterling US LLP
800 Capitol Street, Suite 2200
Houston, Texas 77002
(713) 354-4900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

NATIONAL ENERGY SERVICES REUNITED CORP.

ORDINARY SHARES

AND

28,257,859 ORDINARY SHARES OFFERED BY SELLING SHAREHOLDERS

This prospectus relates to our ordinary shares, no par value (the “ordinary shares”) which we may offer and sell from time to time in one or more offerings. Additionally, the selling shareholders named in this prospectus or their permitted transferees may, from time to time, in one or more offerings, offer and sell ordinary shares. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. For a more detailed discussion of the selling shareholders, please see the section titled “Selling Shareholders.”

This prospectus describes the general manner in which the ordinary shares may be offered and sold. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus.

We or the selling shareholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. See “Plan of Distribution.”

Our ordinary shares are listed on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “NESR”.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our ordinary shares.

INVESTING IN OUR ORDINARY SHARES INVOLVES RISKS. PLEASE SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE ORDINARY SHARES.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell from time to time the ordinary shares described in this prospectus. In addition, the selling shareholders named in this prospectus or their permitted transferees may sell up to 28,257,859 ordinary shares as described in this prospectus in one or more offerings. Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “NESR,” “Company,” “we,” “us” or “our” are to National Energy Services Reunited Corp. and, as applicable, its subsidiaries.

This prospectus provides you with a general description of the ordinary shares we or the selling shareholders may offer. Each time we or the selling shareholders, if applicable, sell ordinary shares pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and related free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in our ordinary shares.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the selling shareholders have authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares to which they relate and are not an offer to sell or the solicitation of an offer to buy ordinary shares in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, before making an investment decision.

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THE COMPANY

Business Overview

We are one of the largest oilfield services providers in the Middle East and North Africa (“MENA”) region. Our business consists primarily of upstream and midstream oilfield services with oil and natural gas companies as customers. Our revenues are primarily derived by providing production services such as hydraulic fracturing, coiled tubing, stimulation and pumping, cementing, nitrogen services, filtration services, pipelines and industrial services, production assurance, artificial lift services, completions and integrated production management. We also provide drilling and evaluation services such as rigs and integrated services, fishing and downhole tools, thru-tubing intervention, tubular running services, directional drilling, drilling and completion fluids, pressure control, well testing services, wireline logging services, and slickline services. We have significant operations throughout the MENA region including Saudi Arabia, Oman, Kuwait, United Arab Emirates, Iraq, Algeria, Egypt and Libya.

Corporate Information

Our principal executive offices are located at 777 Post Oak Blvd., Suite 730, Houston, Texas 77056, and our telephone number is (832) 925-3777. Our website is www.nesr.com. Information on our website or any other website is not incorporated by reference into, and does not constitute part of, this prospectus.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should carefully consider the specific factors discussed under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, together with all of the other information contained or incorporated by reference into any applicable prospectus supplement, any related free writing prospectus or this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the ordinary shares. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which will be incorporated by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements (as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Any and all statements that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements may include, without limitation, the plans and objectives of management for future operations, projections of income or loss, earnings or loss per share, capital expenditures, dividends, capital structure or other financial items, our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, expansion plans and opportunities, completion and integration of acquisitions and the assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over, including the impact of the extent of any material weakness or significant deficiencies in our internal control over financial reporting. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	Changing commodity prices, market volatility and other market trends that affect our customers’ demand for our services;

●	Public health crises and other catastrophic events;

●	The level of capital spending by our customers;

●	Political, market, financial and regulatory risks, including those related to the geographic concentration of our operations and customers;

●	Our operations, including maintenance, upgrades and refurbishment of our assets, may require significant capital expenditures, which may or may not be available to us;

●	Operating hazards inherent in our industry and the ability to secure sufficient indemnities and insurance;

●	Our ability to successfully integrate acquisitions;

●	Competition, including capital and technological advances; and

●	Other risks and uncertainties set forth under the caption “Risk Factors” in this prospectus and the documents incorporated by reference herein.

These forward-looking statements are based on information available as of the date of this prospectus or any prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this prospectus or the documents incorporated by reference herein to reflect any new information or future events or circumstances or otherwise, except as required by law.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of ordinary shares for general corporate purposes, which may include the repayment or refinancing of all or a portion of any indebtedness outstanding at a particular time, increasing our working capital, acquisitions and capital expenditures.

We will not receive any of the proceeds from the sale of ordinary shares offered by the selling shareholders.

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SELLING SHAREHOLDERS

The selling shareholders may offer and sell, from time to time, any or all of the ordinary shares being offered for resale by this prospectus. The term “selling shareholder” includes the shareholders listed in the table below and their permitted transferees.

The table below provides information regarding the selling shareholders and the ordinary shares that the selling shareholders may offer and sell from time to time under this prospectus. The selling shareholders identified below may currently hold or acquire at any time ordinary shares in addition to those registered hereby.

As used herein, the term “selling shareholders” includes the shareholders listed in the table below and certain affiliates and permitted transferees having registration rights under the terms of certain registration rights agreements with the Company. This prospectus does not cover subsequent sales of ordinary shares purchased from the selling shareholders or by any person who does not have registration rights with the Company.

The information in the below table (other than the percentages of our outstanding ordinary shares beneficially owned) in respect of the selling shareholders was furnished by or on behalf of the selling shareholders and is as of May 22, 2026. Except as may be noted in this section, none of the selling shareholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

Because each selling shareholder may dispose of all, none or some portion of their ordinary shares, no estimate can be given as to the number of ordinary shares that will be beneficially owned by a selling shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the ordinary shares covered by this prospectus will be beneficially owned by the selling shareholders and further assumed that the selling shareholders will not acquire beneficial ownership of any additional ordinary shares during the offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. The percentage of beneficial ownership after this offering is based on 100,850,255 ordinary shares outstanding as of May 22, 2026.

We may amend or supplement this prospectus from time to time in the future to update or change this selling shareholders list and the ordinary shares that may be resold.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	Ordinary Shares to be Sold Pursuant to this Offering(7)	Ordinary Shares Beneficially Owned After this Offering	Percentage of Ordinary Shares Beneficially Owned After this Offering (7)
Olayan Financing Company(1)	17,325,258	17,325,258	-	*
Al Nowais Investments LLC(2)	4,832,900	4,832,900	-	*
Mubbadrah Investments LLC(3)	3,918,532	3,918,532	-	*
Sherif Foda(4)	3,184,643	1,800,000	1,384,643	1.4%
William D. Von Gonten, Jr.(5)	271,882	271,882	-	*
Drakewood Limited (6)	109,287	109,287	-	*

*	less than 1%

(1)	Olayan Financing Company (“OFC”) is entitled, pursuant to a Relationship Agreement dated June 5, 2018, to nominate one director to the Board for so long as OFC and its affiliates collectively hold, in the aggregate, at least 6,879,225 ordinary shares. Anthony (Tony) R. Chase represents OFC on the Board. The principal address for OFC is P.O. Box 8772, Olayan Center, Ahsaa Street, Riyadh, Saudi Arabia 11492.

(2)	Al Nowais Investments LLC (“ANI”) is entitled, pursuant to a Relationship Agreement dated June 6, 2018, to nominate one director to the board of directors for so long as it or its affiliates hold at least 50% of the NESR ordinary shares acquired pursuant to our acquisition of NPS and Gulf Energy. Yousef Al Nowais represents ANI on the Board. Mr. Yousef Al Nowais and Mr. Hussain Al Nowais share voting control and investment discretion over the securities reported herein that are held by ANI. As a result, each of Mr. Yousef Al Nowais and Mr. Hussain Al Nowais may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934) of the securities reported herein that are held by ANI. The principal address for ANI is Al Nowais building, PO Box 984, Abu Dhabi, United Arab Emirates.

(3)	The principal address of Mubbadrah Investments, LLC (“Mubbadrah”) is Building No. 1/21 Way No. 5001 Near Al Nadha Towers, Ghala, Muscat, Oman. Mr. Hilal Al Busaidy and Mr. Yasser Al Barami may be deemed to share voting and dispositive control over the ordinary shares held by Mubbadrah. Mr. Al Barami and Mr. Al Busaidi disclaim beneficial ownership of any ordinary shares held or beneficially owned by Mubbadrah, except to the extent of each of their pecuniary interests therein.

(4)	Mr. Foda is the Chief Executive Officer and Chairman of the Board of NESR. Mr. Foda’s principal address is c/o National Energy Services Reunited Corp., 777 Post Oak Blvd., Suite 730, Houston, Texas 77056.

(5)	The principal address of Mr. Von Gonten Jr. is 11740 Duart Drive, Houston, Texas 77024.

(6)	The principal address of Drakewood Limited is Chakib Sbiti c/o Banque Pictet & Cie SA, route des Acacias 60 1211 Geneva 73, Switzerland.

(7)	Assuming that each selling shareholder will sell all of their NESR ordinary shares registered pursuant to this Registration Statement.

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PLAN OF DISTRIBUTION

We will describe the terms of the offering of the ordinary shares by us or the selling shareholders (if required) in a prospectus supplement, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the ordinary shares and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	the names of any selling shareholders, if applicable;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the ordinary shares may be listed.

Only underwriters we name in the applicable prospectus supplement are underwriters of the ordinary shares offered thereby.

The distribution of ordinary shares may be effected, from time to time, in one or more transactions, including:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus or the applicable prospectus supplement;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the Nasdaq;

●	through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their ordinary shares on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of ordinary shares at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions, whether through an options exchange or otherwise;

●	in options transactions;

●	in sales of other ways not involving market makers or established trading markets, including direct sales to purchasers;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

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In addition, we or the selling shareholders may enter into derivative or hedging transactions with third parties, or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell ordinary shares covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use ordinary shares borrowed from us or the selling shareholders or others to settle such sales and may use ordinary shares received from us to close out any related short positions. We or the selling shareholders may also loan or pledge ordinary shares covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned ordinary shares or, in an event of default in the case of a pledge, sell the pledged ordinary shares pursuant to this prospectus and any accompanying prospectus supplement.

The ordinary shares may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the ordinary shares. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the ordinary shares. Dealers and agents participating in the distribution of the ordinary shares may be deemed to be underwriters, and compensation received by them on resale of the ordinary shares may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying ordinary shares are not subscribed for, we may then sell the unsubscribed ordinary shares directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed ordinary shares to third parties.

Agents may, from time to time, solicit offers to purchase the ordinary shares. If required, we will name in the applicable prospectus supplement, any agent involved in the offer or sale of the ordinary shares and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the ordinary shares covered by this prospectus or the applicable prospectus supplement may be deemed to be an underwriter, as that term is defined in the Securities Act, of the ordinary shares.

If underwriters are used in an offering, ordinary shares will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of ordinary shares, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of ordinary shares, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the ordinary shares.

If a dealer is used in the sale of the ordinary shares, we or an underwriter will sell the ordinary shares to the dealer, as principal. The dealer may then resell the ordinary shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the ordinary shares and may make sales of ordinary shares directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the ordinary shares. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

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Under the securities laws of some states, the ordinary shares offered by this prospectus or the applicable prospectus supplement may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the ordinary shares. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of their ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, certain of the selling shareholders (and each such selling shareholder’s officers and directors and each person who controls such selling shareholder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to us by such selling shareholder expressly for use herein.

We are required to pay all fees and expenses incident to the registration of the ordinary shares covered by this prospectus, including with regard to compliance with state securities or blue sky laws. Otherwise, all discounts, commissions, transfer taxes or fees incurred in connection with the sale of the ordinary shares offered hereby will be paid by the selling shareholders.

To the extent required pursuant to any applicable registration rights agreement entered into with the Company, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required by such registration rights agreement, we may add permitted transferees, successors and assigns by prospectus supplement in instances where the permitted transferee, successor or assign has acquired its ordinary shares from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of the selling shareholders may not be able to use this prospectus for resales until they are named in the selling shareholders table by prospectus supplement or post-effective amendment. See “Selling Shareholders.”

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DESCRIPTION OF SECURITIES

The following description of the ordinary shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the ordinary shares that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of the ordinary shares, please refer to our Amended and Restated Memorandum and Articles of Association (the “Charter”), which are incorporated by reference into the registration statement which includes this prospectus.

General

We are a company formed in the British Virgin Islands (“BVI”) as a BVI business company (company number 1935445) and our affairs are governed by our Charter, the BVI Business Companies Act, as revised (the “Companies Act”) and the common law of the BVI. We are authorized to issue an unlimited number of both ordinary shares and preferred shares of no par value.

Our registered office is at Intertrust Corporate Services (BVI) Limited, 171 Main Street, Road Town, Tortola, British Virgin Islands. The following are summaries of material provisions of our Charter and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

Our Charter authorizes us to issue an unlimited number of ordinary shares of no par value. Holders of ordinary shares have the same rights. All of our outstanding ordinary shares are fully paid and non-assessable. As of the date of this registration statement, there were 100,850,255 ordinary shares outstanding.

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent Continental Stock Transfer & Trust Company. Our Charter does not provide for pre-emptive rights, and there are no sinking fund provisions applicable to the ordinary shares.

Dividends

The holders of our ordinary shares are entitled to an equal share in any dividend paid by the Company. Our Charter provides that dividends may be declared and paid at such time, and in such an amount, as the directors determine if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due. No dividend shall bear interest against the Company.

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends in the future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and our general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). It is the present intention of our Board to retain all earnings, if any, and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each shareholder is entitled to one vote for each ordinary share registered in his or her name on our register of members. At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by a show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

A quorum required for a meeting of shareholders consists of at least 50% of the votes of the shares entitled to vote on matters to be considered at the meeting, present in person or by proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting shall either be dissolved or stand adjourned at the discretion of the chairman of the Board.

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An annual general meeting shall be held annually at such date and time as may be determined by the Board. The Board may convene meetings of the shareholders at such times and in such manner and places within or outside the BVI as the Board considers necessary or desirable. Upon the written request of the shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the Board shall convene a meeting of shareholders.

Advance notice of not less than 10 and not more than 60 days is required for the convening of meetings of shareholders. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting. Any action required or permitted to be taken by the shareholders of the Company must be effected at a meeting of the Company duly convened and held in accordance with the Charter, and shareholders may not approve corporate matters by way of written resolution.

The rights and obligations attaching to our ordinary shares and other provisions of our Charter may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment, or by resolution of the directors (subject to certain exceptions as set out in the Charter).

Appointment and Removal of Directors.

In accordance with our Charter, our Board consists of a single class of directors, each of whom stands elected for a term expiring one year following election (which period may be extended by resolution of the directors but not beyond the date of the next annual general meeting), or until each director’s earlier death, resignation or removal. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

A director may be removed from office with or without cause by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director, or by a resolution of directors passed at a meeting of directors. In the interim between meetings, any vacancy on the Board may be filled by resolution of directors. There are no share ownership qualifications for directors.

Transfer of Ordinary Shares.

Subject to our Charter, certificated ordinary shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration. A shareholder is entitled to transfer uncertificated ordinary shares by means of a relevant system and the operator of the relevant system shall act as agent of the shareholders for the purposes of the transfer of such uncertificated ordinary shares. The transfer of an ordinary share is effective when the name of the transferee is entered on the share register.

Liquidation

On a liquidation or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our Charter permit us to purchase our own shares with the prior consent of the relevant shareholders, on such terms and in such manner as may be determined by our Board and by a resolution of directors and in accordance with the Companies Act.

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Variation of Rights of Shares

Other than with respect to the issuance of preferred shares in accordance with our Charter, the rights attached to the ordinary shares may only be varied by a resolution passed at a meeting by the holders of more than 50% of the ordinary shares present at a duly convened and constituted meeting of the shareholders which were present at the meeting and voted, unless otherwise provided by the terms of issue of such class. The rights attached to any class of preferred shares in issue may only be varied by a resolution passed at a meeting by the holders of more than 50% of the preferred shares of that same class present at a duly convened and constituted meeting of the shareholders holding preferred shares in such class which were present at the meeting and voted, unless otherwise provided by the terms of issue of such class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Issuance of Additional Ordinary Shares

Our Charter authorizes our Board to issue additional ordinary shares from time to time as our Board shall determine. ordinary shares and other securities may be issued at such times, to such persons, for such consideration and on such terms as the Board may by resolution of directors determine.

Limitations on the Right to Own Ordinary Shares

There are no limitations on the right to own our ordinary shares.

Disclosure of Shareholder Ownership

There are no provisions in the Charter governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Takeover Provisions

Some provisions of our Charter may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	allow the authorized number of our directors to be changed by resolution of our Board;

●	establish advance notice requirements for shareholder proposals that can be acted on at shareholder meetings;

●	require that shareholder actions must be effected at a duly called shareholder meeting and prohibit actions by our shareholders by written consent;

●	limit the ability of shareholders to requisition and convene general meetings of shareholders; and

●	authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without shareholder approval, which could be used to institute a shareholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board.

However, under BVI law, our directors may only exercise the rights and powers granted to them under our Charter for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Inspection of Books and Records

A shareholder of the Company is entitled, on giving written notice to the Company, to inspect: (a) the Charter; (b) the register of shareholders; (c) the register of directors; and (d) the minutes of meetings and resolutions of shareholders and of those classes of shareholders of which he is a shareholder; and to make copies of or take extracts from the documents and records referred to above. Subject to the Charter, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect any document, or part of a document, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

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If we fail or refuse to permit a shareholder to inspect a document or permit a shareholder to inspect a document subject to limitations, that shareholder may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

We are required to keep at the office of our registered agent: our memorandum and articles of association; our register of shareholders or a copy thereof; our register of directors or a copy thereof; and copies of all notices and other documents filed by us in the previous ten years.

Differences in Corporate Law

The Companies Act and the other BVI laws affecting BVI business companies like us and our shareholders differ from laws applicable to U.S. Delaware corporations and their stockholders as further described below.

BVI Corporate Law

Mergers and Similar Arrangements

Under the Companies Act, two or more BVI companies or a BVI company and non-BVI company, each a “constituent company,” may merge or consolidate. The Companies Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies to the merger, with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger or consolidation. As soon as a merger or consolidation becomes effective: (a) the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger; (c) assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any shareholder, director or officer, or agent thereof, are abated or discontinued by the merger. The registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or scheme of arrangement in accordance with the Companies Act.

The Companies Act provides that any shareholder of the Company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the shareholder continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10% or fewer of the issued shares of the Company required by the holders of 90% or more of the shares of the Company pursuant to the terms of the Companies Act; and (e) a plan of arrangement, if permitted by the BVI court.

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Shareholders’ Suits

Our BVI counsel is not aware of any reported class action having been brought in a BVI court. The enforcement of the Company’s rights will ordinarily be a matter for its directors. In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if we or any of our directors engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the Charter of the company, the BVI courts may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the Companies Act or the Charter.

Furthermore, pursuant to Section 184I(1) of the Companies Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which breaches the Companies Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. A shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions.

The BVI court may only grant permission to bring a derivative action where the following circumstances apply: the company does not intend to bring, diligently continue or defend or discontinue proceedings; and it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole. When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters; whether the action is likely to proceed; the costs of the proceedings; and whether an alternative remedy is available.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation.

Comparison of BVI Corporate Law and Delaware U.S. Corporate Law

Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in Delaware in the United States and their stockholders.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our Charter allows our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. The location of any shareholders’ meeting can be determined by the Board and can be held anywhere in the world.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under BVI law, but our Charter does not provide for cumulative voting.

Shareholder Action by Written Consent

Although BVI law provides that companies may permit shareholder actions by written consent, our Charter provides that shareholders may not approve corporate matters by way of a written resolution.

Amendment of Memorandum and Articles of Association

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Charter may be amended by a resolution of shareholders or by a resolution of directors, subject to certain exceptions, including that no amendment may be made by a resolution of directors to restrict the rights or powers of the shareholders to amend the Charter, to change the percentage of shareholders required to pass a resolution to amend the Charter, or in certain other limited circumstances.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Charter, a director may be removed from office with or without cause by a resolution of shareholders passed at a meeting called for the purposes of removing the director or by a resolution of directors.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. BVI law has no comparable statute. As a result, we are not afforded the same statutory protections in the BVI as we would be offered by the Delaware business combination statute. However, although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the best interests of the Company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

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Indemnification of Directors and Executive Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). Our Charter provides that, subject to certain limitations, the Company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Dissolution; Winding-Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. As permitted by the Companies Act and our Charter, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Charter on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Compulsory Acquisition

Under the Companies Act, subject to any limitations in a company’s memorandum or articles, shareholders holding 90% of the votes of the outstanding shares entitled to vote, and shareholders holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining shareholders. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each shareholder whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A shareholder whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares.

Share Repurchases and Redemptions

As permitted by the Companies Act and our Charter, ordinary shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our Charter and any applicable requirements imposed from time to time by the SEC, the Nasdaq Capital Market or any other stock exchange on which our ordinary shares are listed.

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Untraceable Shareholders

Under our Charter, we are entitled to sell any ordinary shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such ordinary shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in clause (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these ordinary shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Directors and Conflicts of Interest

Pursuant to the Companies Act and our Charter, a director who has an interest in a transaction and who has declared such interest to the other directors, may: (a) vote on a matter relating to the transaction; (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-Money Laundering

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person. We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any BVI resident knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the BVI’s Financial Investigation Agency, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144 of the Securities Act, which we refer to as “Rule 144”, a person who has beneficially owned restricted shares of our ordinary shares for at least six months would be entitled to sell their ordinary shares provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of ordinary shares that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding; or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Ordinary Shares

Our ordinary shares trade on Nasdaq under the symbol “NESR”.

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TAXATION

The following discussion of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon our Company or our shareholders who are not tax resident in the British Virgin Islands.

Our Company and all distributions, interest and other amounts paid by our Company to persons who are not tax residents in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the ordinary shares in our Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of our Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of our Company and all instruments relating to other transactions relating to the business of our Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to our Company or our shareholders.

United States Federal Income Taxation

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or any other entity taxable as a corporation, organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following summary does not discuss all aspects of U.S. federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or to investors who are subject to special treatment under U.S. federal income tax law, including certain former citizens or long-term residents of the United States, insurance companies, banks or other financial institutions, regulated investment companies, securities or foreign currency dealers, tax-exempt organizations, persons holding shares as part of a straddle, hedging, constructive sale, or conversion transaction, persons subject to the foreign tax credit splitting events rules, persons subject to the alternative minimum tax, persons who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation, U.S. Holders having a functional currency other than the U.S. dollar, traders in securities that use the mark-to-market method of accounting, persons owning (directly, indirectly or by attribution) 10% or more of our outstanding share capital or voting stock and persons not holding the shares as capital assets (generally, property held for investment). This discussion also does not address the consequences of the Medicare tax on net investment income or any aspect of state, local or non-U.S. tax law or any other aspect of U.S. federal taxation (e.g., the estate or gift tax) other than income taxation.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns shares, the U.S. federal income tax treatment of a partner in such a partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. A partnership that owns shares and the partners in such partnership should consult their own tax advisers about the U.S. federal income tax consequences of holding and disposing of ordinary shares.

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Prospective purchasers are urged to consult their own tax advisers about the application of the U.S. federal tax rules to their particular circumstances as well as the state, local, non-U.S. and other tax consequences to them of the purchase, ownership and disposition of our shares.

Taxation of Dividends and Other Distributions on our Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions paid by us to U.S. Holders with respect to the shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date that you actually or constructively receive the distribution in accordance with your regular method of accounting for U.S. federal income tax purposes, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of capital causing a reduction in your tax basis in your shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends generally will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. There is currently no income tax treaty between the United States and the British Virgin Islands. Pursuant to IRS authority, shares are considered for the purpose of paragraph (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq. You are urged to consult your own tax adviser regarding the availability of the lower rate for dividends paid with respect to our shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition of shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the U.S. dollar value of the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis, determined in U.S. dollars, in the shares. In the case of individual U.S. Holders, capital gains generally are subject to U.S. federal income tax at preferential rates if specified minimum holding periods are met. Any gain or loss recognized upon the sale, exchange or other taxable disposition of the shares will be treated as long-term capital gain or loss if, at the time of the sale, exchange or other taxable disposition, the holding period of the shares exceeds one year. Such capital gain or loss will generally be treated as U.S.-source income or loss for foreign tax credit limitation purposes. The deductibility of capital losses by a U.S. Holder is subject to significant limitations. U.S. Holders should consult their own tax advisers in this regard.

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Passive Foreign Investment Company

A non-U.S. corporation will be classified as a PFIC for any taxable year if (i) at least 75% of its gross income consists of passive income (such as dividends, interest, rents, and royalties (other than rents or royalties derived in the active conduct of a trade or business and received from an unrelated person) and gains on the disposition of certain minority interests or (ii) at least 50% of the average value of its assets consist of assets that produce or are held for the production of, passive income. We currently believe that we were not a PFIC for the taxable year ended December 31, 2025, and we do not expect to be classified as a PFIC in the foreseeable future. However, this conclusion is a factual determination that must be made at the close of each year and is based on, among other things, a valuation of our shares and assets, which will likely change from time to time. If we were characterized as a PFIC for any taxable year, a U.S. Holder would suffer adverse tax consequences. A U.S. Holder of shares in a PFIC that does not make certain elections would realize ordinary income rather than capital gains on the disposition of shares and may be subject to punitive interest charges with respect to certain dividends and gains on the sale or other disposition of the shares. Furthermore, dividends paid by a PFIC are not eligible to be treated as qualified dividend income (as discussed above). In addition, if a U.S. Holder holds shares in any year in which we are treated as a PFIC, such U.S. Holder will be subject to additional tax form filing and reporting requirements.

Application of the PFIC rules is complex. U.S. Holders should consult their own tax advisers regarding the potential application of the PFIC rules to the ownership of our shares.

Information Reporting and Backup Withholding

Dividend payments with respect to our shares and proceeds from the sale, exchange or other taxable disposition of our shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes on dividends paid to individual shareholders.

Certain U.S. Holders are required to report information relating to certain “specified foreign financial assets,” which generally include shares of a foreign corporation, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold such shares. U.S. Holders are urged to consult their tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

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LEGAL MATTERS

The validity of the ordinary shares offered hereby will be passed upon for us by Ogier, British Virgin Islands, with respect to the ordinary shares and matters of British Virgin Islands law. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of and for the year ended December 31, 2025, which are incorporated in this prospectus by reference to our Annual Report on Form 10-K filed with the SEC on March 6, 2026, have been so incorporated in reliance on the report of Grant Thornton Audit and Accounting Limited (Dubai Branch), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the ordinary shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and the ordinary shares you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.nesr.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026;

●	our Definitive Proxy Statement on Schedule 14A for the 2026 Annual General Meeting of shareholders, filed with the SEC on March 24, 2026 (to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

●	our Current Report on Form 8-K filed with the SEC on May 7, 2026; and

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 11, 2026;

●	the description of our ordinary shares as set forth in our registration statement on Form 20-F, filed with the SEC on December 29, 2023, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

National Energy Services Reunited Corp.

Attention: Corporate Secretary

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

(832) 925-3777

Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Reports, are available at no cost on the SEC’s website at http://www.sec.gov and our website at www.nesr.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the ordinary shares registered hereby, other than underwriting discounts or commissions.

SEC registration fee	$100,761
Legal fees and expenses	**
Accounting fees and expenses	**
Printing expenses	**
Other miscellaneous fees and expenses	**
Total	**

*	Represents registration fee applicable for 28,257,859 ordinary shares to be sold by the selling shareholders named herein. Additional registration fees deferred in reliance on Rules 456(b) and 457(r) of the Securities Act.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Our memorandum and articles of association permit us to obtain insurance on behalf of any officer, director, employee or agent of the Company. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, any post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the shares being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the shares in the registration statement to which that prospectus relates, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the shares, the undersigned registrant undertakes that in a primary offering of shares of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the shares to the purchaser, if the shares are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such shares to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its shares provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of the shares at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 26, 2026.

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name:	Sherif Foda
Title:	Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sherif Foda and Stefan Angeli and each of them acting alone, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement which may be filed pursuant to SEC Rule 462, and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sherif Foda	Chief Executive Officer and Chairman of the Board	May 26, 2026
Sherif Foda	(Principal Executive Officer)

/s/ Stefan Angeli	Chief Financial Officer (Principal Financial and	May 26, 2026
Stefan Angeli	Accounting Officer)

/s/ Yousef Al Nowais	Director	May 26, 2026
Yousef Al Nowais

/s/ Antonio J. Campo Mejia	Director	May 26, 2026
Antonio J. Campo Mejia

/s/ Anthony (Tony) R. Chase	Director	May 26, 2026
Anthony (Tony) R. Chase

/s/ Lisa A. Pollina	Director	May 26, 2026
Lisa A. Pollina

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EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association, as amended and restated (incorporated herein by reference to Exhibit 99.2 to the Company’s Periodic Report on Form 6-K (File No. 001-38091) filed on May 21, 2024).
4.1	Specimen Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-217006) filed on April 25, 2017).
4.2	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 2.5 to the Company’s Annual Report on Form 20-F (File No. 001-38091) filed on December 29, 2023).
4.3	Relationship Agreement, dated June 5, 2018, by and between the Company, NESR Holdings Limited and Hana Investments Co. WLL (incorporated herein by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K (File No. 001-38091) filed on June 12, 2018).
4.4	Registration Rights Agreement, dated June 5, 2018, by and between the Company and Hana Investments Co. WLL (incorporated herein by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K (File No. 001-38091) filed on June 12, 2018).
4.5	Relationship Agreement, dated June 6, 2018, by and between the Company and Al Nowais Investments LLC. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-38091) filed on June 12, 2018).
4.6	Amended and Restated Registration Rights Agreement, dated June 6, 2018, by and among the Company, NESR Holdings Ltd., Al Nowais Investments LLC, and NESR SPV Limited (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-38091) filed on June 12, 2018).
5.1*	Legal Opinion of Ogier.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Ogier (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K or other filings incorporated herein by reference or to a post-effective amendment hereto, if applicable.

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